Exhibit 99.1
ASCENT MEDIA CORPORATION ANNOUNCES FINANCIAL RESULTS FOR
QUARTER ENDED MARCH 31, 2010
Englewood, Colorado — May 7, 2010 — Ascent Media Corporation (“Ascent Media” or the “Company”) (Nasdaq: ASCMA) today reported results for the quarter ending March 31, 2010. Ascent Media is a holding company that owns Ascent Media Group (“AMG”), a leading global provider of fully integrated, end-to-end services for the digital media supply chain. The Company also holds significant cash reserves and maintains a strong balance sheet with virtually no debt.
“AMG’s first quarter performance indicates that we are beginning to see stabilization in the global advertising and media markets, underscored by higher revenue and operating income before depreciation and amortization at AMG’s Creative Services business,” said William Fitzgerald, Chief Executive Officer of Ascent Media Corporation. “While challenges still persist, the actions we have taken in the form of decreased costs and capital expenditures have helped us manage the business well through the downturn, and we believe that revenue growth opportunities across the AMG businesses are now starting to take shape and that our operating results will improve.”
AMG’s Chief Executive Officer, Jose Royo added, “This past quarter we saw significant momentum across several areas of our business as an improving economy and rebounding advertising market began to take hold. In Creative Services for example, we were involved with the post production of more than 800 television commercials and a substantial number of this year’s episodic television pilots. We are currently working on a solid pipeline of 3D features and are engaged in several key initiatives that should bolster our market leadership in this area as the demand for 3D processing services intensifies. In Content Services, it is becoming clear that content owners are moving forward with their digital strategies and the services AMG offers are integral to that. However, we are still in the very early stages of the industry’s transformation, and the majority of growth opportunities are still in front of us.”
Mr. Royo concluded, “Regardless of the improvements we are seeing in the industry and in our business, we will remain financially disciplined and will continue to look for ways to better manage costs, setting a solid foundation for even greater margin improvement as revenues grow.”

Ascent Media Group
Through its two operating segments, Creative Services and Content Services, AMG provides solutions for the creation, management, and distribution of content to major motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies, and other companies that produce, own or distribute entertainment content.
AMG’s Content Services segment provides owners of first-run content as well as video and film libraries with a full suite of services that enable safe and efficient movement of content across the digital supply chain. AMG also provides the expertise and capacity to assemble and distribute cable and broadcast network programming via fiber, satellite, and the Internet to viewers around the world.
AMG’s Creative Services segment provides award-winning post-production and visual effects for feature films, entertainment television, and commercials.
First Quarter Ended March 31, 2010 Operating Results
Total revenue for the quarter ended March 31, 2010 totaled $104.5 million compared to $115.3 million for the three months ended March 31, 2009. The loss from continuing operations before income taxes was a loss of $11.1 million for the first quarter of 2010, compared to a loss of $10.8 million for the first quarter of 2009.
The decline in total revenue was driven primarily by a reduction in revenue in the Content Services segment. For the three months ended March 31, 2010, Content Services revenue declined $16.1 million to $58.5 million primarily driven by an $11.7 million decrease in systems integration revenue and a $3.7 million decline in traditional media services in the U.S.
Creative Services revenue for the first quarter ended March 31, 2010 increased $5.4 million to $46.0 million primarily driven by a $6.0 million increase in editorial services and a $2.1 million increase in commercial digital intermediate and telecine services. These increases were partially offset by a $1.6 million decline in episodic television revenue and a $1.3 million decline in feature film revenue.
AMG’s combined segment adjusted OIBDA increased to $10.6 million during the first quarter ended March 31, 2010, compared with $10.0 million in the first quarter ended March 31, 2009. Please see below for a definition of segment adjusted OIBDA and applicable reconciliations.
Content Services group segment adjusted OIBDA decreased $1.0 million to $4.4 million in the quarter ended March 31, 2010 versus the comparable quarter of 2009. The decrease in first quarter 2010 Content Services group segment adjusted OIBDA is primarily attributable to reductions in traditional media services in the United States. Creative Services group segment adjusted OIBDA increased $1.6 million to $6.2 million in the three months ended March 31, 2010 due primarily to an increase in editorial services revenue in the quarter.
Sale of Chiswick Park
In February 2010, AMG completed the sale of the assets of the Chiswick Park facility in the U.K. The results of operations of the Chiswick Park facility have been treated as discontinued operations in the financial statements. The cash proceeds from the sale were $34.8 million. Ascent Media recorded an after-tax gain of $19.2 million on the sale.
Liquidity and Capital Resources
At March 31, 2010, Ascent Media had $316.5 million of consolidated cash and cash equivalents, as well as $66.6 million of liquid marketable securities. AMG’s cash flow from operating activities was $5.1 million for the quarter ended March 31, 2010 compared to $3.5 million in the prior year period.
Conference Call & Webcast
Ascent Media will host a conference call at 11:00 a.m. ET on May 7, 2010 to discuss the Company’s business and financial results for the first quarter 2010 and may discuss the Company’s outlook.
To access the call please dial (866) 430-4291 from the United States, or (706) 634-8989 from outside the U.S. The conference call I.D. number is 71859844. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.
A replay of the call can be accessed through May 14, 2010 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 from outside the U.S. The conference call I.D. number is 71859844. The call will also be available as a live webcast which can be accessed at AMC’s Investor Relations Website at http://www.ascentmediacorporation.com/Investor-Relations.aspx.
Non-GAAP Financial Measures
This press release includes a presentation of “segment adjusted OIBDA”, which is a non-GAAP financial measure, for each of AMG’s two operating segments, and on a combined basis for both the Content Services segment and the Creative Services segment, referred to herein as “combined segment adjusted OIBDA”. Ascent Media defines “segment adjusted OIBDA” as revenue less cost of services and selling, general and administrative expense (excluding stock-based and long-term incentive compensation and accretion expense on asset retirement obligations), determined in each case on a separate basis for the indicated operating segment only. The operating segments do not include corporate level G&A, or general and administrative expenses, which amounted to $7.0 million in the first quarter of 2010, compared to $6.2 million in the first quarter of 2009. Ascent Media believes that segment adjusted OIBDA is an important indicator of the operational strength and performance of its businesses, including each business’s ability to fund its ongoing capital expenditures and service any debt. In addition, this measure is used by Ascent Media’s management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based and long-term incentive compensation, accretion expense on asset retirement obligations, restructuring and impairment charges, gains/losses on the sale of operating assets and other income and expenses that are included in the measurement of earnings (loss) from continuing operations before income taxes pursuant to GAAP. Accordingly, segment adjusted OIBDA should be considered in addition to, but not as a substitute for, earnings (loss) from continuing operations before income taxes and other measures of financial performance prepared in accordance with GAAP. Because segment adjusted OIBDA excludes corporate and other SG&A and does not include an allocation for corporate overhead, segment adjusted OIBDA should not be used as a measure of our liquidity or as an indication of the operating results that could be expected if either operating segment were operated on a stand-alone basis. As companies often define non-GAAP financial measures differently, segment adjusted OIBDA as calculated by Ascent Media should not be compared to any similarly titled measures reported by other companies.
Forward Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about financial guidance, business strategies, market potential, future financial performance, new service and product launches and other matters that are not historical facts. These forward- looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation: economic conditions and industry trends including the timing of, and spending on, motion pictures, television and television advertising; competitor and market response to our services, including pricing acceptance and the acceptance of any new services; and our ability to identify attractive acquisition opportunities, consummate acquisitions on acceptable terms and integrate any acquired businesses. These forward looking statements speak only as of the date of this press release, and Ascent Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent Media’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent Media, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K, for additional information about Ascent Media and about the risks and uncertainties related to Ascent Media’s business which may affect the statements made in this press release.
About Ascent Media Corporation and Ascent Media Group
Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiary, AMG, which is primarily engaged in the business of providing content and creative services to the media and entertainment industries in the United States, the

United Kingdom and Singapore. AMG provides solutions for the creation, management and distribution of content to motion picture studios, independent producers, broadcast networks, programming networks, advertising agencies and other companies that produce, own and/or distribute entertainment, news, sports, corporate, educational, industrial and advertising content.

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2010	2009
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$316,539	292,914
Trade receivables, net	86,056	91,414
Prepaid expenses	11,574	9,756
Deferred income tax assets, net	71	562
Assets held for sale	—	2,817
Income taxes receivable	14,247	17,793
Other current assets	1,709	1,635

Total current assets	430,196	416,891

Investments in marketable securities	66,608	56,197
Property and equipment, net	179,560	187,498
Deferred income tax assets, net	—	1,029
Assets held for sale	—	9,261
Other assets, net	11,649	11,607

Total assets	$688,013	682,483

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,525	18,731
Accrued payroll and related liabilities	19,366	17,778
Other accrued liabilities	21,440	21,647
Deferred revenue	8,599	8,618
Liabilities related to assets held for sale	—	4,098

Total current liabilities	67,930	70,872

Deferred income tax liabilities	1,060	—
Other liabilities	27,490	29,015

Total liabilities	96,480	99,887

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Series A common stock, $.01 par value. Authorized 45,000,000 shares; issued and outstanding 13,457,149 shares at March 31, 2010	135	134
Series B common stock, $.01 par value. Authorized 5,000,000 shares; issued and outstanding 734,127 shares at March 31, 2010	7	7
Series C common stock, $.01 par value. Authorized 45,000,000 shares; no shares issued	—	—
Additional paid-in capital	1,465,497	1,464,925
Accumulated deficit	(868,943)	(878,853)
Accumulated other comprehensive loss	(5,163)	(3,617)

Total stockholders’ equity	591,533	582,596

Total liabilities and stockholders’ equity	$688,013	682,483

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three months ended
	March 31,
	2010	2009
	amounts in thousands,
	except per share amounts
Net revenue	$104,519	115,258

Operating expenses:
Cost of services	74,125	82,609
Selling, general, and administrative, including stock-based and long-term incentive compensation	27,635	29,609
Restructuring and other charges	701	398
Loss on sale of operating assets, net	58	154
Depreciation and amortization	13,700	13,594

	116,219	126,364

Operating loss	(11,700)	(11,106)

Other income:
Interest income	682	552
Other expense, net	(86)	(265)

	596	287

Loss from continuing operations before income tax	(11,104)	(10,819)

Income tax benefit from continuing operations	640	3,295

Net loss from continuing operations	(10,464)	(7,524)

Discontinued operations:
Earnings from discontinued operations	27,098	1,530
Income tax expense	(6,724)	(454)

Earnings from discontinued operations, net of income tax	20,374	1,076

Net income (loss)	9,910	(6,448)

Other comprehensive earnings (loss):
Foreign currency translation adjustments	(1,853)	(1,296)
Unrealized holding gains, net of income tax	239	—
Pension liability adjustment	68	33

Other comprehensive loss	(1,546)	(1,263)

Comprehensive income (loss)	$8,364	(7,711)

Basic and diluted earnings (loss) per share
Continuing operations	$(0.74)	(0.54)
Discontinued operations	1.44	0.08

Net income (loss)	$0.70	(0.46)

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows

	Three months ended
	March 31,
	2010	2009
	amounts in thousands
Cash flows from operating activities:
Net income (loss)	$9,910	(6,448)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Earnings from discontinued operations, net of income tax	(20,374)	(1,076)
Depreciation and amortization	13,700	13,594
Stock based compensation	655	677
Deferred income tax expense	2,407	1,475
Loss on sale of operating assets	58	154
Other non-cash activity, net	(546)	(12)
Changes in assets and liabilities:
Trade receivables	5,358	6,448
Prepaid expenses and other current assets	1,887	(2,760)
Payables and other liabilities	(1,347)	(9,036)
Operating activities from discontinued operations, net	(6,588)	466

Net cash provided by operating activities	5,120	3,482

Cash flows from investing activities:
Capital expenditures	(5,462)	(6,875)
Proceeds from sale of discontinued operations	34,828	—
Purchases of marketable securities	(9,999)	—
Proceeds from sale of operating assets	—	111
Other investing activities, net	(389)	(375)
Investing activities from discontinued operations, net	—	(232)

Net cash provided by (used in) investing activities	18,978	(7,371)

Cash flows from financing activities:
Payment of capital lease obligations	(474)	(440)
Issuance of common stock	1	—

Net cash used in financing activities	(473)	(440)

Net increase (decrease) in cash and cash equivalents	23,625	(4,329)

Cash and cash equivalents at beginning of period	292,914	341,517

Cash and cash equivalents at end of period	$316,539	337,188

ASCENT MEDIA CORPORATION AND SUBSIDIARIES
Reconciliation for Total Combined Segment Adjusted OIBDA

	Three months ended
	March 31,
	2010	2009
	amounts in thousands
Combined Segment Adjusted OIBDA:
Content Services	$4,373	5,329
Creative Services	6,193	4,630

Total combined segment adjusted OIBDA	10,566	9,959
Corporate general and administrative expenses	(6,965)	(6,196)

Total adjusted OIBDA	3,601	3,763

Stock-based and long-term incentive compensation	(655)	(677)
Restructuring and other charges	(701)	(398)
Depreciation and amortization	(13,700)	(13,594)
Loss on sale of operating assets, net	(58)	(154)
Other income, net	596	287
Other	(187)	(46)

Loss from continuing operations before income taxes	$(11,104)	(10,819)

Contacts:
Josh Hochberg
Sloane & Company
212-446-1892
Jhochberg@sloanepr.com
Erica Bartsch
Sloane & Company
212-446-1875
Ebartsch@sloanepr.com